Exhibit 3.10

BYLAWS OF
DIAMOND ACQUISITION CORPORATION

ARTICLE I
OFFICES
SECTION 1.0 l    REGISTERED OFFICE -- The registered office of Diamond Acquisition Corporation (the "Corporation") shall be established and maintained at the office of CT Corporation System, 150 Fayetteville Street, Box 1011, Raleigh, NC, 27601, and said CT Corporation System shall be the registered agent of t h e Corporation in charge thereof.
SECTION 1.02    OTHER OFFICES -- The Corporation may have other offices, either within or without the State of North Carolina, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS
SECTION 2.0 l    ANNUAL MEETINGS -- Annual meetings of shareholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of North Carolina, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the shareholders entitled to vote shall elect a
Board of D i r e c t o r s a n d they may transact such other corporate business as shall be stated in the notice of the meeting.
SECTION 2.02    SPECIAL MEETINGS -- Special meetings of the shareholders for any purpose or purposes may be called by the President or the Secretary, or by resolution of the Board of Directors.
SECTION 2.03    VOTING -- Each shareholder entitled to vote in accordance with the terms of the Articles of Incorporation of the Corporation and these Bylaws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of North Carolina.

A complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is entitled to be present.
SECTION 2.04    QUORUM -- Except as otherwise required by law, by the Articles of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of shareholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
SECTION 2.05    NOTICE OF MEETINGS -- Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.
SECTION 2.06    ACTION WITHOUT MEETING -- Unless otherwise
provided by the Articles of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE III
DIRECTORS
3.01        NUMBER AND TERM --The business and affairs of the
Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The exact number of directors shall initially be two and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of shareholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. A director need not be a shareholder.
SECTION 3.02    RESIGNATIONS -- Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.
SECTION 3.03    REMOVAL -- Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.
SECTION 3.04    COMMITTEES -- The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.
Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
SECTION 3.05    MEETINGS -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the shareholders; or the time and place of such meeting may be fixed by consent of all the Directors.
Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.
Special meetings of the Board of Directors may be called by the President, or by the Secretary on the written request of any director, on at least one day's notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.
Unless otherwise restricted by the Articles of Incorporation of the Corporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 3.06    QUORUM -- A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles of Incorporation of the Corporation or these Bylaws shall require the vote of a greater number.
SECTION 3.07    COMPENSATION -- Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 3.08    ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV OFFICERS
SECTION 4.01    OFFICERS -- The officers of the Corporation shall be a
President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect such Assistant Secretaries and Assistant Treasurers as they may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.
SECTION 4.02    PRESIDENT -- The President shall be the Chief Executive Officer of the Corporation. He or she shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. The President shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 4.03    VICE PRESIDENTS -- Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.
SECTION 4.04    TREASURER -- The Treasurer shall be the Chief Financial Officer of the Corporation. He or she shall have the custody of the Corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He or she shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.
SECTION 4.05    SECRETARY -- The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the shareholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest to the same.
SECTION 4.06    ASSISTANT TREASURERS AND ASSISTANT
SECRETARIES -- Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE V

MISCELLANEOUS

SECTION 5.01        CERTIFICATES OF STOCK -- A certificate of stock shall
be issued to each shareholder certifying the number of shares owned by such shareholder in the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.
SECTION 5.02    LOST CERTIFICATES -- A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.
SECTION 5.03    TRANSFER OF SHARES -- The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
SECTION 5.04    SHAREHOLDERS RECORD DATE -- In order that the
Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (I) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: ( l) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        SECTION 5.05        DIVIDENDS -- Subject to the provisions of the Articles of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.
SECTION 5.06    SEAL -- The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.
SECTION 5.07    FISCAL YEAR -- The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
SECTION 5.08    CHECKS -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
SECTION 5.09    NOTICE AND WAIVER OF NOTICE -- Whenever any
notice is required to be given under these Bylaws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation or of these Bylaws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

ARTICLE VI
INDEMNITY OF OFFICERS AND DIRECTORS
SECTION 6.01    INDEMNIFICATION AND ADVANCEMENT OF
EXPENSES

(a) The Corporation shall reimburse or indemnify any past, present or future officer or director of the Corporation for and against such liabilities and expenses as are authorized by Sections 55-8-54, 55-8-55, 55-8-56 and 55-8-57 of the General Statutes of North Carolina. Persons serving as officers or directors of the Corporation or serving in any such capacity at the request of the Corporation in any other Corporation, partnership, joint venture, trust or other enterprise shall be provided reimbursement and indemnification by the Corporation to the maximum extent allowed hereunder or under applicable law, including without limitation Sections 55-8-54, 55-8-55, 55-8-56 and 55- 8-57 of the General Statutes of North Carolina.

(b)    In addition to the reimbursement and indemnification provisions set forth above, any person who at any time serves or has served (I) as an officer or director of the Corporation, or (2) at the request of the Corporation as an officer or director (or in any position of similar authority, by whatever title known) of any other Corporation, partnership, joint venture, trust or other enterprise or (3) as an individual trustee or administrator under any employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (i) all reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by the Corporation or on behalf of the Corporation in a derivative action, seeking to hold him liable by reason of or arising out of his status as such or his activities in any of the foregoing capacities, and
(ii) payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding; provided, however, that the Corporation shall not indemnify any person against liability or litigation expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the Corporation.

(c)    No past, present or future director or officer of the Corporation (or his heirs, executors, and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith that (whether by condition or otherwise) is required, authorized or approved by any order or orders issued pursuant to: the Public Utility Holding Company Act of 1935; the Federal Power Act; or any state statute regulating the Corporation or its subsidiaries by reason of their being public utility companies or subsidiaries of public utility holding companies; or any amendments to the foregoing laws. If this provision is found by a court not to constitute a valid defense to any claim against such director or officer, each director and officer (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities received by him in connection with, or arising from, any such action, suit or proceeding based on any act, omission, step or conduct described above. Such expenses and liabilities include, but are not limited to, judgments, court costs and attorneys' fees. The foregoing rights shall not be exclusive of other rights to which any director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring such expenses and liabilities.

(d)    The Board of Directors shall take all actions as may be necessary or appropriate to authorize the Corporation to pay all amounts required under this Article VI of the Bylaws including, without limitation and to the extent deemed to be appropriate, necessary, or required by law (l) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due such individual, or (2) making advances of costs and expenses, or (3) giving notice to, or obtaining approval by, the shareholders of the Corporation.

(e)    Any person who serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or have done so in reliance upon, and as consideration for, the rights of reimbursement and indemnification provided for herein. Such rights of reimbursement and indemnification shall inure to the benefit of the legal representatives of such individuals, shall include amounts paid in settlement and shall not be exclusive of any other rights to which such individuals shall be entitled apart from the provisions of this Section. No amendment to or repeal of any provision of this Article VI shall impair any right of a director or officer based on service in such capacity up to the effective time of such amendment or repeal.

(f)        The Corporation may, in its sole discretion, wholly or partially indemnify and advance expenses to any employee or agent of the Corporation to the same extent as provided herein for officers and directors.

(g)        The provisions of this Section shall not limit the power of the Corporation to agree to indemnify its directors, officers, employees or agents, by contract or resolution to the fullest extent allowed by applicable law.

ARTICLE VII AMENDMENTS
These Bylaws may be altered, amended or repealed at any annual meeting of the shareholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation.
Except as otherwise provided in the Articles of incorporation of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.